Exhibit 99.1

Press Release	For Immediate Release Contact: Robert W. White, Chairman, President and CEO or Jack Sandoski, Senior Vice President and CFO (215) 886-8280

ABINGTON BANCORP, INC. ANNOUNCES QUARTERLY DIVIDEND

Jenkintown, PA (May 26, 2011) – Abington Bancorp, Inc. (the “Company”) (Nasdaq Global Select: ABBC) announced today that its Board of Directors at their meeting on May 25, 2011, declared a quarterly cash dividend of $0.06 per share on the common stock of the Company payable on June 22, 2011 to the shareholders of record at the close of business on June 8, 2011.

Abington Bancorp, Inc. is the holding company for Abington Bank. Abington Bank is a Pennsylvania-chartered, FDIC-insured savings bank which was originally organized in 1867. Abington Bank conducts business from its headquarters and main office in Jenkintown, Pennsylvania as well as twelve additional full service branch offices and seven limited service banking offices located in Montgomery, Bucks and Delaware Counties, Pennsylvania. As of March 31, 2011, Abington Bancorp had $1.17 billion in total assets, $848.9 million in deposits and $212.9 million in stockholders’ equity.

Statements contained in this news release which are not historical facts may be forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors. Factors which could result in material variations include, but are not limited to, changes in interest rates which could affect net interest margins and net interest income, competitive factors which could affect net interest income and non-interest income, changes in demand for loans, deposits and other financial services in the Company’s market area; changes in asset quality, general economic conditions as well as other factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time. Investors are encouraged to access the Company’s periodic reports filed with the Securities and Exchange Commission for financial and business information regarding the Company at www.abingtonbank.com under the Investor Relations menu. The Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

Additional Information And Where To Find It

On January 26, 2011, the Company entered into an Agreement and Plan of Merger with Susquehanna Bancshares, Inc. (“Susquehanna”), pursuant to which the Company will be merged with and into Susquehanna. Susquehanna and the Company intend to file with the Securities and Exchange Commission (“SEC”) a joint proxy statement/prospectus and other relevant materials in connection with the merger. The joint proxy statement/prospectus will be mailed to the shareholders of Susquehanna and the Company. Shareholders are urged to read the proxy statement/prospectus and the other relevant materials when they become available because they will contain important information about the Company, Susquehanna and the merger. In connection with the proposed merger, Susquehanna will file a registration statement on Form S-4 with the SEC. The registration statement will include a joint proxy statement for Susquehanna and the Company, which will also constitute a prospectus of Susquehanna. The joint proxy statement/prospectus and other relevant materials (when they become available), and any other documents filed by Susquehanna or the Company with the SEC, may be obtained free of charge at the SEC’s Web site at http://www.sec.gov/. In addition, shareholders may obtain free copies of the documents filed with the SEC by the Company by contacting Frank Kovalcheck, the Company Bancorp, Inc., 180 Old York Road, Jenkintown, PA 19046, telephone (215) 886-8280 or from the Company’s Web site at http://www.abingtonbankonline.com. Susquehanna, the Company and their respective directors, executive officers and certain other members of management and employees may be deemed “participants” in the solicitation of proxies from shareholders of Susquehanna and the Company in favor of the merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the shareholders of Susquehanna and the Company in connection with the proposed merger will be set forth in the joint proxy statement/prospectus when it is filed with the SEC. You can find information about the executive officers and directors of Susquehanna in its Annual Report on Form 10-K for the year ended December 31, 2009 and in its definitive proxy statement filed with the SEC on March 26, 2010. You can find information about the Company’s executive officers and directors in its Annual Report on Form 10-K for the year ended December 31, 2009 and in its definitive proxy statement filed with the SEC on April 16, 2010. Shareholders are urged to read the joint proxy statement/prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the merger.